Exhibit 99.1

ANNAPOLIS BANCORP, INC. 1000 BESTGATE ROAD, SUITE 400	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ANNAPOLIS, MD 21401
ATTN: MARGARET THEISS FAISON	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M52062-S01105	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANNAPOLIS BANCORP, INC.

The Board of Directors recommends you vote FOR the following proposals:							For	Against	Abstain
1.	To approve and adopt the Agreement and Plan or Merger, dated as of October 22, 2012, between F.N.B. Corporation and Annapolis Bancorp, Inc.						☐	☐	☐
2.

To approve, on a non-binding advisory basis, the golden parachute compensation payable to named executive officers of Annapolis Bancorp, Inc. in the Summary of Golden Parachute Arrangements section of the Proxy Statement in connection with the merger.

							☐	☐	☐
3.

To grant discretionary authority to our Board of Directors to adjourn our special meeting if necessary to permit us to solicit additional proxies from our stockholders in the event a quorum is present at our special meeting but there are insufficient votes to adopt the Agreement and Plan of Merger, dated as of October 22, 2012, between F.N.B. Corporation and Annapolis Bancorp, Inc.

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NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐ Yes	☐ No

The undersigned acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Special Meeting and a Proxy Statement dated [                ], 2013.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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M52063-S01105

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [ ], 2013 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Annapolis Bancorp, Inc., a Maryland Corporation (“The Company”), hereby constitute(s) and appoint(s) the official proxy committee consisting of the following members of the Board of Directors of the Company: Clyde E. Culp III, Kendel S. Ehrlich, and F. Carter Heim, each with full power of substitution, to act as attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, and to vote all shares of common stock of the Company which the undersigned would be entitled to vote if then personally present at the Special Meeting of Stockholders, to be held on [                ], 2013, at [                                                         ], at the BankAnnapolis Headquarters Building, 1000 Bestgate Road, Annapolis, Maryland 21401, and at any and all adjournments thereof, in the manner specified and on any other business as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, “FOR” PROPOSAL 2 TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE GOLDEN PARACHUTE COMPENSATION PAYABLE TO OUR NAMED EXECUTIVE OFFICERS, AND “FOR” PROPOSAL 3 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE SPECIAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREIN. IF YOU RETURN THIS CARD PROPERLY SIGNED, AND NO INSTRUCTIONS ARE GIVEN, THIS PROXY, WHEN SIGNED, WILL BE VOTED “FOR” PROPOSAL 1 TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, “FOR” PROPOSAL 2 TO APPROVE, IN AN ADVISORY (NON-BINDING) VOTE, THE GOLDEN PARACHUTE COMPENSATION PAYABLE TO OUR NAMED EXECUTIVE OFFICERS, “FOR” PROPOSAL 3 TO ADJOURN OR POSTPONE THE SPECIAL MEETING, IF NECESSARY, AND AT THE PROXIES’ DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side